Exhibit 99.2

Contact:	James Babski
GHL Acquisition Corp.
jbabski@greenhill.com
+1-212-372-4180

RISKMETRICS SUPPORTS GHL ACQUISITION’S TRANSACTION WITH IRIDIUM

•	Recommends voting “FOR” all proposals at the special shareholder meeting

NEW YORK, September 17, 2009 – GHL Acquisition Corp. (“GHL Acquisition”) (NYX: GHQ, GHQ.U and GHQ.WS) today announced that RiskMetrics Group, the leading independent proxy voting and corporate governance advisory firm, has supported GHL Acquisition’s proposed acquisition of Iridium Holdings LLC (“Iridium”) by recommending that GHL Acquisition shareholders vote “FOR” all proposals at the special shareholder meeting.

The special meeting of shareholders of GHL Acquisition to vote on the Iridium acquisition is scheduled for September 23, 2009, and the proxy statement describing the meeting has been mailed to holders of record of GHL Acquisition common stock as of August 27, 2009.

MacKenzie Partners, Inc. is assisting GHL Acquisition with its efforts to solicit proxies for the special meeting.  If you have any questions about voting or require assistance, please call MacKenzie Partners toll-free at 800-322-2885 or email proxy@mackenziepartners.com.

About GHL Acquisition Corp.

GHL Acquisition is a special purpose acquisition company launched in February 2008 in an initial public offering raising $400 million of gross proceeds. Founded by Greenhill, GHL Acquisition was formed for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, one or more businesses or assets. It currently has no operating businesses.

Forward-Looking Statements and Other Disclosure

This press release contains, and GHL Acquisition’s management may make, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipates,” “may,” “can,” “believes,” “expects,” “projects,” “intends,” “likely,” “will,” “to be” and other expressions that are predictions of or indicate future events, trends or prospects identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of GHL Acquisition to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, uncertainties regarding the timing of the proposed transaction with Iridium, whether the transaction will be approved by GHL Acquisition’s stockholders, whether the closing conditions will be satisfied (including receipt of regulatory approvals), as well as industry and economic conditions, and competitive, legal, governmental and technological factors. There is no assurance that GHL Acquisition’s expectations will be realized.

If one or more of these risks or uncertainties materialize, or if GHL Acquisition’s underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected.  GHL Acquisition’s forward-looking statements speak only as of the date of this press release or as of the date they are made, and, except as required by law, GHL Acquisition undertakes no obligation to update forward-looking statements.

This press release is for informational purposes only and does not constitute an offer of any securities for sale.